EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

“We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 25, 2011, relating to the consolidated financial statements of Inventure Foods, Inc. and Subsidiaries appearing in its Annual Report in the Form 10-K for the year ended December 25, 2010 filed with the Securities and Exchange Commission.”

/s/ MOSS ADAMS LLP
MOSS ADAMS LLP
Scottsdale, Arizona
May 20, 2011